                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Gargoyles, Inc. 1995 Stock Incentive Compensation Plan of our report dated June 14, 1996, except for the second paragraph of Note 13, as to which the date is August 29, 1996 with respect to the consolidated financial statements of Gargoyles, Inc. included in its Registration Statement on Form S-1 filed with the Securities and Exchange Commission.

                                                              ERNST & YOUNG LLP

Seattle, Washington
November 21, 1996